EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Bobbie Volman
MyMedicalRecords, Inc.
(310) 476-7002, Ext. 2005
bvolman@mmrmail.com

MMR INFORMATION SYSTEMS SHOWS NEAR DOUBLE YEAR-OVER-YEAR GROWTH

Los Angeles, California (July 23, 2009) - MMR Information Systems, Inc. (OTC Bulletin Board: MMRF.OB) (the "Company"), which through its wholly-owned operating subsidiary, MyMedicalRecords, Inc. ("MMR") provides consumer-controlled Personal Health Records ("PHRs") (www.mymedicalrecords.com) and electronic safe deposit box storage solutions (www.myesafedepositbox.com), announced that its estimated revenue for the quarter ended June 30, 2009 showed an 80% increase over the same period in 2008. Additionally, estimated revenue for the six month period ended June 30, 2009 reflected an increase of 82% from the comparable period in 2008.

"The Company believes its growth in revenue comes from corporate and affinity accounts that launched programs in 2008 as well as continued growth in programs that were beta tested starting in 2007," said Robert H. Lorsch, Chairman and Chief Executive Officer of MMR Information Systems, Inc. "We are now seeing results of a tremendous amount of hard work from selling into and educating the consumer and professional marketplaces that having a PHR will someday be as important and widespread as having a credit report."

"Of course, it helps to be in the right place at the right time. The need for consumers to become active participants in their healthcare and the central role personal health records play in facilitating success is being fueled by the Obama Administration's commitment to fund health information technology," Lorsch added.

This quarter the Company will expand its product line with the planned launch of MyMedicalRecords Pro ("MMR Pro") www.mymedicalrecordsmd.com. Developed as a cost-effective solution for small to mid-size physician practices to digitize paper records with minimum interruption to workflow, MMR Pro incorporates a PHR for patients. This enables doctors to give their patients access to personal health information with the doctor in real time and share it when and where needed to improve care and reduce costs.

The announcement comes after President Obama's press conference last night on healthcare reform where, at one point referring to the costs that are "gobbling up wages and income," he stated that we need changes and one of these is to make information technology more effective. The Company believes it offers the most cost-effective and easy-to-use products for achieving this in a meaningful way.

About MMR Information Systems, Inc.

MMR Information Systems, Inc., through its wholly-owned operating subsidiary, MyMedicalRecords, Inc. ("MMR"), provides secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, unions and professional organizations. MyMedicalRecords enables individuals and their families to have greater control over their health and well-being by facilitating access to their medical records and other important documents -- such as birth certificates, passports, insurance policies and wills -- anytime from anywhere using the Internet.

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2-2-2-2 / MMRIS Near Double Year-Over-Year Growth

The MyMedicalRecords PHR service, accessed through www.mymedicalrecords.com, allows documents, images and voicemail messages to be transmitted and stored in the MyMedicalRecords PHR system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform.

The proprietary MyEsafeDepositBox service, available at www.myesafedepositbox.com, provides secure online storage for vital financial, legal and insurance documents in addition to medical records, and serves as a powerful emergency-preparedness tool for industry, individuals and municipalities.

Information about the MyMedicalRecords Pro service, designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records, is available at www.mymedicalrecordsmd.com.

To learn more about MMR Information Systems, Inc., visit www.mmrinformationsystems.com.

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Statements in this press release that are not strictly historical in nature constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause MMR Information Systems' actual results to be materially different from any results expressed or implied by such forward-looking statements. A description of the risks and uncertainties attendant to MMR Information Systems and the healthcare, Internet and information technology industries and other factors that could affect MMR Information Systems' financial results are discussed in the Company's filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. All subsequent written and oral forward-looking statements attributable to the Company (or any person acting on the Company's behalf) are qualified by the cautionary statements in this notice. MMR Information Systems is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.